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                     AMPCO-PITTSBURGH CORPORATION

             1988 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               (as amended and restated April 23, 1996)


          The purpose of this Supplemental Executive
   Retirement Plan (the "Plan") is to provide a further means whereby Ampco-Pittsburgh Corporation (the "Company") may attract, retain and encourage the productive efforts of a select group of officers and senior executives who render valuable services to the Company constituting an important contribution towards the Company's continued growth and success. The Plan provides retirement benefits to participants who qualify for such benefits (generally described in Article III) and may also provide benefits to a surviving spouse following a qualifying participant's death before retirement (generally described in Article IV).
          The Plan reads as follows:

                              ARTICLE I
                             DEFINITIONS
          The following terms when used in this Plan shall
   have the designated meaning, unless a different meaning is clearly required by the context. All other capitalized terms in the Plan shall have the meaning defined in the Ampco-Pittsburgh Corporation Retirement Plan, as in effect from time to time (the "Retirement Plan").
          1.1  Cause means the willful engaging by the
   Participant in misconduct which is materially injurious to the Company. For purposes of this definition, no act, or failure to act, on the Participant s part shall be considered "willful" unless done, or omitted

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   to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.
          1.2 Participant means an individual who has been designated as a Participant pursuant to Article II.
          1.3 Qualified Plan Pension Benefit means all amounts paid or payable to or in respect of any Participant
   (other than in respect of pre-tax or after-tax employee contributions) from the Retirement Plan or from any other plan which is tax-qualified under section 401(a) or 403(a) of the Code to which the Company, any Affiliate, or any other prior employer of the Participant contributed. The
   Participant s Qualified Plan Pension Benefit shall be expressed as a monthly amount in the same form (using the actuarial assumptions used in each such plan) and commencing at the same time as the monthly benefit payable hereunder.
          1.4  Early Retirement Date means the date a
   Participant attains age fifty-five (55) and completes ten
   (10) years of Continuous Service.
          1.5 Change in Control shall be deemed to have occurred if:
            (i)      any "person" (as defined in
        Sections 13(d) and 14(d) of the Exchange Act) other than the persons or the group of persons in control of the Company on the date hereof is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities;
           (ii)      within any period of two consecutive
        years (not including any period prior to the effective date of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election was approved by a

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        vote of at least two-thirds (2/3) of the directors then
        still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;
          (iii)      the shareholders of the Company approve
        a merger of, or consolidation involving, the Company in which (A) the Company's Common Stock, par value $1.00 per share (such stock, or any other securities of the Company into which such stock shall have been converted through a reincorporation, recapitalization or similar transaction, hereinafter called "Common Stock of the Company"), is converted into shares or securities of another corporation, or into cash or other property, or
        (B) the Common Stock of the Company is not converted as described in Clause (A), but in which more than forty percent (40%) of the Common Stock of the surviving corporation in the merger is owned by Shareholders other than those who owned such amount prior to the merger; or any other transaction after which the Company's Common Stock is no longer to be publicly traded; in each case, other than a transaction solely for the purpose of reincorporating the Company in another jurisdiction or recapitalizing the Common Stock of the Company; or
           (iv)      the shareholders of the Company approve
        a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, either of which is followed by a distribution of all or substantially all of the proceeds to the shareholders.
          1.6 Good Reason means, without a Participant s express written consent, the occurrence after a Change in Control of any one or more of the following:

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            (i)      the assignment to such Participant of
        duties inconsistent with such Participant's duties, responsibilities and status immediately before the Change in Control or a reduction or alteration in the nature or status of such Participant's responsibilities from those in effect immediately before the Change in Control;
           (ii)      a reduction by the Company in such
        Participant's base salary as in effect immediately before the Change in Control, a failure to increase such base salary at the same intervals as prevailed before the Change in Control in an amount at least equal to the same percentage increase as the last increase prior to the Change in Control, or a reduction in bonus after the Change in Control over the last bonus paid before the Change in Control unless there are equivalent reductions in bonuses for all executives of the Company;
          (iii)      the requirement that such Participant
        be based at a location in excess of twenty-five (25) miles from the location where such Participant is based immediately before the Change in Control;
           (iv)      the failure by the Company to continue
        in effect any of the Company's employee benefit plans, policies, practices or arrangements in which such Participant participates or under which such Participant is entitled to benefits, or the failure by the Company to continue such Participant's therein or benefits thereunder on substantially the same basis, both in terms of the amount of benefits provided and the level of such Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or
            (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Plan.

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                              ARTICLE II
                             ELIGIBILITY
          2.1  Original Participants.  The individuals
   listed on Schedule A were Participants as of April 23, 1996.
          2.2  New Participants.  In addition to the
   individuals listed on Schedule A, the Board may, from time to time, designate other individuals as Participants.
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                             ARTICLE III
                         RETIREMENT BENEFITS
          3.1  Normal Retirement Benefit.  If a
   Participant's employment is terminated voluntarily or involuntarily without Cause on or after his Normal Retirement Date, the Company will pay the Participant, commencing on the first day of the month coincident with or next following the date of such termination, a retirement benefit payable in the Normal Form, in the case of an unmarried Participant, or as a Qualified Joint and Survivor Annuity, in the case of a married Participant, unless the Participant irrevocably elects, prior to the date his participation becomes effective, on a form prescribed by the Committee, another form of payment, including a survivor annuity with an annuitant other than participant's spouse (and such elected form of payment does not become ineffective before the date such payments commence because of the death of a contingent annuitant), in an amount equal to (a) fifty percent (50%) of his Final Average Earnings (determined without regard to any limit on compensation under section 401(a)17) of the Code) less (b) his Qualified Plan Pension Benefit. In no event shall the requirements for spousal consent to the election of forms of payment provided in the Retirement Plan apply to this Plan.

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          3.2  Early Retirement Benefit.  If a Participant's
   employment is terminated voluntarily or involuntarily without Cause on or after his Early Retirement Date (and before his Normal Retirement Date), the Company will pay the Participant the retirement benefit provided or elected under
   Section 3.1, in the form of payment provided or elected under Section 3.1, commencing on the first day of the month coincident with or next following the date of such termination, and reduced for early payment to the extent provided in the Retirement Plan with respect to benefits then payable thereunder in such form (whether or not the Participant elects to receive benefits from the Retirement Plan at such time or in such form).
          3.3 Vesting. Except as provided in Section 3.5, Participants are vested in their benefits under the Plan on their Early Retirement Date unless vested earlier as provided in Section 3.6. Except as provided in Section 3.6, if a Participant's employment is terminated voluntarily or involuntarily before his Early Retirement Date, no benefits will be payable to the Participant under this Plan.
          3.4  Disability Retirement Benefit.
                (a)  A Participant who has incurred a
   Disability shall be eligible to retire, if his period of Disability continues to or beyond his Normal Retirement Date, on the date on which he ceases to receive benefits under the Disability Plan. Upon such retirement on or after his Normal Retirement Date, the Company will pay the Participant the retirement benefit provided under
   Section 3.1, in the form of payment provided or elected under Section 3.1, commencing on the first day of the month coincident with or next following the date of such retirement.
                (b)  If, before a Participant's Normal
   Retirement Date, but after his Early Retirement Date (i) the Participant recovers from the Disability, (ii) the Company offers the Participant the opportunity to resume active employment within thirty (30) days

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   of notification of such recovery, and (iii) the Participant declines to resume active employment with the Company within thirty (30) days of the date of the Company's offer, the Company will pay the Participant the retirement benefit provided under
   Section 3.1, in the form of payment provided or elected under Section 3.1, commencing on the first day of the month coincident with or next following the date the Company is notified by the Participant that he is declining such offer, and reduced for early payment to the extent provided in the Retirement Plan with respect to benefits then payable thereunder in such form (whether or not the Participant elects to receive benefits from the Retirement Plan at such time or in such form).
                (c)  If, before the Participant's Normal
   Retirement Date, but after his Early Retirement Date, the
   Participant recovers from the Disability and the Company does not offer the Participant the opportunity to resume active employment within thirty (30) days of notification of such recovery, the Company will pay the Participant the retirement benefit provided under Section 3.1, in the form of benefit provided or elected under Section 3.1, commencing on the first day of the month coincident with or next following the end of such thirty (30) day period, without any reduction for early payment.
                (d)  If, before a Participant's Early
   Retirement Date the Participant recovers from the Disability, and does not return to employment with the Company for any reason, including a failure of the Company to offer the Participant the opportunity to resume active employment, no benefits will be payable to the Participant under this Plan.
          3.5  Termination for Cause.  If the Company
   terminates the Participant's employment for Cause, no benefits will be payable to the Participant under this Plan, whether or not he has attained his Early Retirement Date or Normal Retirement Date.
          3.6  Change in Control.  Notwithstanding any
   provision herein to the contrary, if within twenty-four (24) months after a Change in Control (i) the Company

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   terminates a Participant's employment without Cause or (ii) a
   Participant terminates his employment for Good Reason, in either case on or after his completion of five (5) years of Continuous Service (including any period before a Change in Control), the Company will pay the Participant a retirement benefit in the form of a lump sum payment, which shall be the amount (i) in the case of a Participant who has attained his Early Retirement Date on or before such termination date, equal to the present value on such termination date of such retirement benefits (without any reduction for early retirement); and (ii) in the case of a Participant who has not yet attained his Early Retirement Date, equal to the present value on such termination date of the benefits to which such Participant would have been entitled hereunder if such termination date were such Participant's Early
   Retirement Date (without any reduction for early
   retirement); provided, however, that such amount shall be further discounted in the case of such Participant described in this clause (ii) so that such payment will be the present value on such termination date of the amount otherwise payable on the Participant's Early Retirement Date. The discount rates to be used to calculate the present value of the lump sum payments will be the lesser of PBGC interest rates in effect on the first day of the Company's fiscal year or the date upon which the Change in Control occurs.
   For purposes of this section, PBGC interest rates means the PBGC rates used to value the liabilities of qualified single employer plans terminating as of the applicable date. The actuarial basis for mortality used to calculate the lump sum payments will be the PBGC mortality for healthy lives for qualified single employer plans terminating as of the applicable date. Payment under this Section 3.6 shall be made on the first day of the month next following the date of the Participant's termination.  If a Participant receives a lump sum payment under this Section 3.6, he shall not receive any other benefits under the Plan and his spouse shall not be eligible for a pre-retirement survivor benefit under Article IV.
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          3.7  No Duplication.  In no event shall benefits
   become payable to any Participant under more than one
   Section of this Article III.

                              ARTICLE IV

                   PRE-RETIREMENT SURVIVOR BENEFITS

          4.1 Death After Age 55. If a married Participant dies (i) while employed by the Company, and (ii) after he attains age fifty-five (55) and completes five (5) years of Continuous Service, the Company will pay the surviving spouse a retirement benefit equal to the monthly benefit to which the surviving spouse would have been entitled if the Participant had retired on the day before the date of his death and had commenced receiving benefits with a Qualified Joint and Survivor Annuity in effect, without any reduction for early payment. No payment shall be made to any person under the benefit form provided or elected under
   Section 3.1.
          4.2  Death Before Age 55.  If a married
   Participant dies (i) while employed by the Company,
   (ii) after he completes five (5) years of Continuous Service and (iii) before he attains age fifty-five (55), the Company will pay his surviving spouse a retirement benefit equal to the monthly benefit to which the surviving spouse would have been entitled if the Participant had survived until the day following his attainment of age fifty-five (55), the Participant had retired on the day before the date of his death, and had commenced receiving benefits with a Qualified Joint and Survivor Annuity in effect, without any reduction for early payment. No payment shall be made to any person under the benefit form provided or elected under
   Section 3.1.
          4.3 Death After Termination of Employment. If a married Participant dies (i) after his employment in terminated voluntarily or involuntarily and (ii) before his Early Retirement Date, no pre-retirement survivor benefits will be payable under this Article IV.

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          4.4  Commencement of Survivor Benefits.  The
   retirement benefits under this Article IV shall commence on the first day of the month coincident with or next following
   (i) the date of the Participant's death (if the Participant dies after he attains age fifty-five (55)), or (ii) the date that he would have attained age fifty-five (55) (if the Participant dies before he attains age fifty-five (55)).

                              ARTICLE V
                    CONDITIONS RELATED TO BENEFITS
          5.1  Administration of Plan.  The Committee shall
   administer the Plan and shall have the sole and exclusive authority to interpret, construe and apply its provisions. The Committee shall have the power to establish, adopt and revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and the operation of the Committee's activities in connection therewith. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member or in his capacity as a Participant.
          5.2 Grantor Trust. The Company may create a grantor trust (within the meaning of section 671 of the Code) in connection with the adoption of this Plan and may, from time to time, contribute to such trust amounts determined by the Board, in its sole discretion. Notwithstanding the creation of such trust, the benefits hereunder shall be general obligations of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company s obligations under this Plan. A Participant shall have only

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   a contractual right as a general creditor of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company or the trust.
          5.3  No Right to Company Assets.  Neither a
   Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company may set aside in anticipation of a liability hereunder or any policy or policies of insurance on the life of a Participant owned by the Company.
          5.4 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company or any Affiliate to continue the service of a Participant, or obligate a Participant to continue in the service of the Company or any Affiliate, and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.
          5.5  Company s Right to Terminate and Amend.  The
   Company reserves the right in its sole discretion at any time to amend the Plan in any respect or terminate the Plan. Notwithstanding the foregoing, (i) no such amendment or termination shall reduce the amount of the benefit theretofore accrued by any Participant or change the conditions required to be satisfied to receive payment of such past accrued benefit (including contingent spousal death benefits) based on the provisions of the Plan as theretofore in effect (in each case, unless the Participant expressly consents thereto in writing) and (ii) no amendment to Section 3.6 shall be permitted during the 24-month period following a Change in Control.
          5.6 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

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          5.7  No Third Party Rights.  Nothing in this Plan
   or any trust established pursuant to Section 5.2 shall be construed to create any rights hereunder in favor of the spouse or designated beneficiary of any Participant prior to the Participant's death or in favor of any other person (other than the Company and any Participant) or to limit the Company's right to amend or terminate the Plan in any manner subject to the consent of the Participant to the extent provided in Section 5.5 notwithstanding that such amendment or termination might result in such spouse or designated beneficiary receiving no benefits under the Plan.

                              ARTICLE VI
                            MISCELLANEOUS
          6.1  Nonassignability.  No rights or payments to
   any Participant or his spouse or designated beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, his spouse or his designated beneficiary or be transferable by operation of law in the event of a Participant's or his spouse s or designated beneficiary's bankruptcy or insolvency.

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          6.2  Withholding.  To the extent required by law
   the Company shall be entitled to withhold from any payments due hereunder any federal, state and local taxes required to be withheld in connection with such payment.
          6.3 Gender and Number. Wherever appropriate herein, the masculine shall mean the feminine and the singular shall mean the plural or vice versa.
          6.4 Notice. Any notice required or permitted to be made under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to
   (a) in the case of notice to the Company or the Committee, the principal office of the Company, directed to the attention of the Secretary of the Committee, and (b) in the case of a Participant or his spouse or his designated beneficiary, the Participant's or such spouse s or designated beneficiary's mailing address maintained in the Company's personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.
          6.5 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

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          6.6  Applicable Law.  This Plan shall be governed
   and construed in accordance with the laws of the State of Pennsylvania.

          IN WITNESS WHEREOF, the Company has caused this AMPCO-PITTSBURGH CORPORATION 1988 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (as amended and restated April 23, 1996) to be executed by its duly authorized officers and its corporate seal to be hereunto, effective as of the 23rd day of April, 1996.

                         AMPCO-PITTSBURGH CORPORATION

                         By:

                              Its:


   Attest:

   [Seal]

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                    Schedule A to Ampco-Pittsburgh
                    Corporation 1988 Supplemental
                      Executive Retirement Plan
               (as amended and restated April 23, 1996)



     Marshall L. Berkman  (widow)
     Ronald L. Cale  (widow)
     Edward H. Moores
     Robert A. Paul
     Robert Schultz
     Ernest G. Siddons
     Linda J. Sismondo
     Sidney Wasser